Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Nov 8 2023 3:21PM
Original ID: 2023-001358375

Decentralized Autonomous Organization Limited Liability Company Articles of Organization

I. The name of the decentralized autonomous organization limited liability company is:
Comboox DAO LLC

II. The name and physical address of the registered agent of the decentralized autonomous organization limited liability company is:
Registered Agents Inc
30 N Gould St Ste R
Sheridan, WY 82801

III. The mailing address of the decentralized autonomous organization limited liability company is:
30 N Gould St Ste R
Sheridan, WY 82801

IV. The principal office address of the decentralized autonomous organization limited liability company is:
30 N Gould St Ste R
Sheridan, WY 82801

V. The organizer of the decentralized autonomous organization limited liability company is:
Registered Agents Inc
30 N Gould St Ste R Sheridan, WY 82801

VI. Public Identifier:
Pursuant to W.S. 17-31-106(b), Comboox DAO LLC's publicly available identifier can be found at this Ethereum Mainnet contract account address: 0xf95750d9fa19d3a9f58955c60a45d39865967670.

VII. Notice Of Restriction:
The Notice of Restrictions on Duties and Transfers appears in the DAO's operating agreement.

VIII. Management:
Comboox DAO LLC shall be managed by its vested members, unless otherwise provided in the operating agreement.

IX. Election of DAO:
The limited liability company elects to be a decentralized autonomous organization.

X. Additional Article:
The Notice of Restrictions on Duties and Transfers will appear in Comboox DAO LLC's operating agreement.

Signature: *Robin Jones* Date: **11/08/2023**

Print Name: **Robin Jones**

Title: **Authorized Individual**

Email: **support@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, Incorporators, or Partners.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature: *Robin Jones* Date: **11/08/2023**

Print Name: **Robin Jones**

Title: **Authorized Individual**

Email: **support@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc, whose registered office is located at **30 N Gould St Ste R, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **Comboox DAO LLC** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Robin Jones* Date: **11/08/2023**

Print Name: **Robin Jones**

Title: **Authorized Individual**

Email: **support@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**